EXHIBIT 5

HART & HART, LLC

ATTORNEYS AT LAW

1624 Washington Street

Denver, CO 80203

_________	harttrinen@aol.com
(303) 839-0061	Fax: (303) 839-5414

January 23, 2023

Flexible Solutions International Inc.

6001 54th Ave.

Taber, Alberta, Canada T1G 1X4

This letter will constitute an opinion upon the legality of the sale by Flexible Solutions International Inc., an Alberta, Canada corporation (the “Company”), of shares of its common stock, preferred stock, convertible preferred stock, rights, units, and warrants having a maximum value of $7,996,255 all as referred to in the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission.

We have examined the Articles of Continuance, the Bylaws and the minutes of the Board of Directors of the Company and the applicable laws of the Province of Alberta, and a copy of the Registration Statement, and such other documents as we considered necessary for purposes of this opinion. In our opinion:

1. When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such corporate action and in the number of shares authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Articles of Incorporation and the Alberta Business Corporation Act and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment in the manner contemplated by the applicable Prospectus and by such corporate action, and in the number of shares that do not exceed the number of shares authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. When a series of Convertible Preferred Stock has been duly established in accordance with the terms of the Company’s Articles of Incorporation and the Alberta Business Corporation Act and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment in the manner contemplated by the applicable Prospectus and by such corporate action, and in the number of shares that do not exceed the number of shares authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, the shares of such series of Convertible Preferred Stock will be validly issued, fully paid and nonassessable.

4. When the applicable rights agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Rights have been duly established in accordance with the terms of the applicable rights agreement and authorized by all necessary corporate action of the Company, and such Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable rights agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Rights have been duly authorized and reserved for issuance by all necessary corporate action), such Rights will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Very truly yours,

HART & HART, LLC

/s/ William T. Hart

William T. Hart